EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the foregoing Registration Statements on Form S-8 of our report dated September 26, 2006, which appears in the Annual Report on Form 10-KSB of Pro-Dex, Inc. for the fiscal year ended June 30, 2006.